Exhibit 99.1

Reconciliation of GAAP Financial Measures to Non-GAAP Financial
Measures for the Twelve Months Ended September 30, 2002 Compared to
the Twelve Months Ended September 30, 2001

Certain columns and/or percentages included in the following reconciliations may not foot or recalculate to the exact amounts presented as a result of rounding. All dollars presented below are stated in millions.

The Summary section on pages 19 to 20 of Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) of the 2002 Transition Report on Form 10-K (“2002 Form 10-K”) discussed the following non-GAAP financial measures:

	Net Revenues		Operating Profit		Operating Profit		Net Income

	2002	2001	2002	2001	2002	2001	2002	2001

GAAP	$2,147	$2,144	$16	$245	$16	$245	$44	$153
Forethought net capital losses	57
Forethought impairments for deterioration in credit markets					55		36
13th month of European sales	(19)
Sale of Narco Medical		(17)
Exit of certain product lines		(12)
Litigation charges, net			250		250		152
Unusual charges					15	27	10	18
Hill-Rom technology charge					5		4
Release of tax reserves							(32)

Non-GAAP	$2,185	$2,115	$266	$245	$341	$272	$214	$171

Change	$70		$21		$69		$43

Percentage change	3.3%		8.6%		25.4%		25.0%

The Net Revenues section on pages 20 to 22 of MD&A of the 2002 Form 10-K discussed the following non-GAAP financial measures:

	Health Care Sales		Insurance Revenues

	2002	2001	2002	2001

GAAP	$877	$814	$321	$379
Forethought net capital losses			57
13th month of European sales	(17)
Sale of Narco Medical		(10)
Exit of certain product lines		(17)

Non-GAAP	$860	$787	$378	$379

Change	$73		$(1)

Percentage change	9.3%		-0.3%

The Other Operating Expenses section on pages 22 to 23 of MD&A of the 2002 Form 10-K discussed the following non-GAAP financial measures:

2002

Other operating expenses	$633

GAAP net revenues	$2,147
Forethought net capital losses	57

Non-GAAP net revenues	$2,204

Other operating expenses as a percentage of non-GAAP net revenues	28.7%

The Operating Profit section on pages 23 to 24 of MD&A of the 2002 Form 10-K discussed the following non-GAAP financial measures:

	Health Care		Health Care		Batesville Casket		Forethought

	2002	2001	2002	2001	2002	2001	2002	2001

GAAP operating profit (loss)	$(70)	$125	$(70)	$125	$169	$160	$(38)	$27
KCI litigation charge	250		250
Forethought net capital losses							57
Unusual charges				18	4	1	10	1

Non-GAAP operating profit	$180	$125	$180	$142	$173	$161	$29	$28

Change	$55		$38		$12		$1

Percentage Change	44.0%		26.8%		7.5%		2.4%

GAAP Health Care sales	$877	$814
GAAP Health Care therapy rentals	328	327

GAAP Health Care revenues	$1,205	$1,141

Non-GAAP operating profit as a percentage of Health Care net revenues	14.9%	11.0%

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